Exhibit 99.1
Financial Statements of
FIXED WIRELESS DIVISION OF
CSI WIRELESS INC.
Year ended December 31, 2005

INDEPENDENT AUDITORS’ REPORT
The Board of Directors
CSI Wireless Inc.
We have audited the accompanying balance sheet of the Fixed Wireless Division of CSI Wireless Inc. as of December 31, 2005, and the related statements of operations and divisional equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Fixed Wireless Division of the Company as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with Canadian generally accepted accounting principles.
Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 12 to the financial statements.
/s/ KPMG LLP
Chartered Accountants
Calgary, Canada
July 12, 2006

FIXED WIRELESS DIVISION OF CSI WIRELESS INC.
Balance Sheet
December 31, 2005
In United States dollars

Assets

Current assets:
Accounts receivable	$8,375,261
Inventories	32,739
Prepaid expenses and deposits	131,172

8,539,172

Property and equipment (note 2)	3,171,225

$11,710,397

Liabilities and Divisional Equity

Current liabilities:
Accounts payable and accrued liabilities	$8,460,325
Current portion of capital lease obligations (note 3)	391,599

8,851,924

Divisional equity	2,858,473

Commitments (note 7)
Contingencies (note 9)
Subsequent event (note 10)

$11,710,397

See accompanying notes to financial statements.

FIXED WIRELESS DIVISION OF CSI WIRELESS INC.
Statement of Operations and Divisional Equity
Year ended December 31, 2005
In United States dollars

Sales	$35,157,833

Cost of sales	29,663,370

5,494,463

Expenses:
Research and development	3,290,441
Selling	676,815
General and administrative	529,673
Stock-based compensation	141,660
Amortization	923,019

5,561,608

Net loss	(67,145)

Divisional equity, beginning of year	1,900,285

Working capital financing	1,025,333

Divisional equity, end of year	$2,858,473

See accompanying notes to financial statements.

FIXED WIRELESS DIVISION OF CSI WIRELESS INC.
Statement of Cash Flows
Year ended December 31, 2005
In United States dollars

Cash flows from (used in) operating activities:
Net loss	$(67,145)
Items not involving cash:
Amortization	923,019
Stock based compensation	141,660

997,534

Change in non-cash operating working capital:
Accounts receivable	(1,480,910)
Inventories	307,208
Prepaid expenses and deposits	(84,871)
Accounts payable and accrued liabilities	1,446,899

1,185,860

Cash from (used in) financing activities:
Capital leases	(1,252,585)
Advances from Parent	883,673

(368,912)

Cash flows from (used in) investing activities:
Purchase of property and equipment	(898,005)
Disposal of capital assets	81,057

(816,948)

Increase in cash position	—

Cash, beginning of year	—

Cash, end of year	$—

Supplemental disclosure:
Interest paid	$—
Interest received	$—

See accompanying notes to financial statements.

FIXED WIRELESS DIVISION OF CSI WIRELESS INC.
Notes to Financial Statements
In United States dollars
Year ended December 31, 2005
CSI Wireless Inc. (the “Company” or the “Parent Company”) is involved in the design, manufacture, marketing and sale of wireless and precision Global Positioning System (“GPS”) products and technologies. The Fixed Wireless Division (the “Division”) of the Company is one of three primary product lines of the Company. CSI Wireless Inc. is incorporated under the laws of the Province of Alberta.

1.	Significant accounting policies:
(a)	Basis of financial statement presentation:

CSI Wireless Inc. carries on activities relating to three primary product lines within its corporate structure – Fixed Wireless Telephones (“FWT”), Telematics products and GPS products. The consolidated financial statements that are prepared by CSI Wireless Inc. (“CSI Financial Statements”) are prepared in accordance with Canadian generally accepted accounting principles (“GAAP”). For purposes of preparing the CSI Financial Statements, the three product lines, and the underlying legal entity financial results, are consolidated into one set of financial statements. In order to prepare divisional financial statements for each of the product lines, it is necessary to “carve-out” the financial information related to the specific product line.

The financial statements presented for the Fixed Wireless Division represent the carve-out of the financial results for the FWT product line (the “FWT Financial Statements”) and have been prepared for purposes of Telular Corporation’s Form 8-K filing concerning a significant business acquisition.

The primary allocations reflected in preparing the FWT Financial Statements are as follows:

Balance Sheet:

The accounts for the Wireless Business Unit of CSI Wireless include both the FWT and Telematics product line accounts. In order to prepare the balance sheet, the specific categories of assets and liabilities have been reviewed in detail and identified as relating to the appropriate product line.

Cash has been allocated as a corporate asset and has not been included in the divisional FWT balance sheet.

Goodwill has been allocated as a corporate asset and has not been included on the divisional FWT balance sheet.

Sales and Cost of Sales:

Sales and cost of sales are accounted for directly for the FWT product line, therefore, no allocation is required in determining these amounts.

1.	Significant accounting policies (continued):
(a)	Basis of financial statement presentation (continued):

Shared costs from the operations department allocated to FWT cost of sales are allocated as described below under “Operations and Administration”.

Sales, Marketing and Engineering Department Expenses:

The costs for employees and activities relating to the sales and marketing and the engineering departments are directly related to the FWT product line. Therefore, the costs associated with the departments are charged directly to the FWT division.

Operations and Administration:

Staff operating in both the operations and the administration departments in many cases perform functions for all product lines. Where expense categories are not directly attributable to either product line, such expenses are allocated to the business activities based on estimates of the time spent by the employees on each of the product lines.

Corporate Costs:

CSI Wireless Inc. maintains a central corporate department in which the costs associated with managing the public company and providing certain shared administrative services are recorded. Corporate costs have not been allocated to the FWT Division in these FWT Financial Statements.

This department includes the following categories:
•	Senior executive costs

•	Public company costs – including, among others, director’s costs, regulatory filings, investor relations costs, public relations costs and annual meeting costs.

•	Human resources department costs

•	Corporate information technology and systems department costs

•	Corporate legal expenses
Other Income and Costs:

Other income and costs such as interest income, foreign exchange gains and losses, interest expense, and stock-based compensation expense for employees not directly assigned to the division have not been allocated to the FWT Division in these FWT Financial Statements.

1.	Significant accounting policies (continued):
(a)	Basis of financial statement presentation (continued):

These predecessor financial statements include the expenses incurred by the predecessor in their operations. The financial position, results of operations and cash flows of the Division are not necessarily indicative of those that would have been achieved had the Division been a separate publicly listed entity during the year as additional administrative expense, including legal, accounting, treasury, rent, securities regulatory compliance and other costs normally incurred by a listed public entity would need to be considered. Accordingly, the predecessor financial statements do not purport to be indicative of future financial position, results of operations or cash flows of the Division.

(b)	Revenue recognition:

The Fixed Wireless Division generates revenue from the sale of equipment and from the provision of engineering services.

Revenues from the sale of equipment are recognized upon shipment and when all significant contractual obligations have been satisfied and collection is reasonably assured. Accruals for warranty costs, sales returns and other allowances at the time of shipment are based upon contract terms and anticipated claims.

Revenues from non-recurring engineering services are recognized on a percentage of completion basis.

(c)	Inventories:

Inventories are valued at the lower of cost and market. Cost is determined on an average-cost basis and market is determined at net realizable value for finished goods and work in process and replacement cost for component parts.

(d)	Property and equipment:

Property and equipment is recorded at cost. Amortization is provided at the following annual rates:

Assets	Method	Rate

Office and production equipment	declining balance	20% – 30%
Computer equipment and software	declining balance	30%
Licenses and other assets	straight-line	2–10 years

Amortization is charged from the date of acquisition of an asset.

1.	Significant accounting policies (continued):
(e)	Research costs:

Ongoing research costs, net of related government incentives and grants, are charged to earnings in the current period. No government incentives or grants were received in 2005.

(f)	Stock-based compensation plans:

The Parent Company has two stock-option plans, which are described in note 4(a). The Parent Company applies the fair value method to all stock-based payments and awards. Under the fair value method, the Parent Company calculates the fair value of stock option grants or direct awards of stock and records that fair value as compensation expense over the vesting period of those grants and awards, and an equal amount is recorded in the contributed surplus of the Parent Company. For purposes of these FWT Financial Statements, the amount recorded as stock-based compensation relating to FWT employees is recorded as an expense, with the offset treated as divisional equity from the Parent Company.

(g)	Income taxes:

The Fixed Wireless Division follows the asset and liability method of accounting for income taxes. Under this method, future income tax assets and future income tax liabilities are recorded based on temporary differences — the difference between the carrying amount of an asset and liability in the balance sheet and its tax basis. Future income tax assets and future income tax liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to settle. The effect on future income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of substantive enactment.

To the extent that future income tax assets are not considered more likely than not to be realized, a valuation allowance is provided.

(h)	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	Property and equipment:

		Accumulated	Net book
December 31, 2005	Cost	amortization	value

Office and production equipment	$3,494,382	$1,269,462	$2,224,920
Computer equipment and software	493,166	276,136	217,030
Licenses and other assets	1,464,983	735,708	729,275

	$5,452,531	$2,281,306	$3,171,225

Included in property and equipment is equipment under capital lease with a cost of $1,435,841, accumulated amortization of $341,610 and a net book value of $1,094,231. Letters of credit totaling $970,246 have been issued as security for certain of these assets which reside in China with the Company’s external manufacturing partner.

3.	Capital lease obligations:

Estimated lease payments are as follows:

2006	$398,563

Total future minimum capital lease payments	398,563

Less: interest portion	6,964

Net minimum lease payments	391,599

Less: current portion	391,599

$—

4.	Stock Options:
(a)	Stock options:
(i)	Share option plan:

The Parent Company has a stock option plan, whereby options to purchase common shares may be issued to directors, officers, employees, key consultants and agents of the Parent Company subject to certain terms and conditions. Stock options granted vest over a period of two to four years and expire at various dates through 2010.

4.	Stock Options (continued):
(a)	Stock options (continued):
(ii)	Wireless Link acquisition share option plan:

In connection with the Company’s acquisition of Wireless Link Corporation in 2000, the Company adopted the Wireless Link Acquisition Share Option Plan and reserved options to purchase common shares of the Parent Company for certain directors, officers, and employees of Wireless Link. The terms of the plan are substantially similar to those set forth in the Company’s share option plan described above. This plan, and all stock options outstanding under this plan, expired in 2005.
(b)	The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: zero dividend yield; weighted average volatility of 57%; risk-free rate of 5%; and expected lives of 2.5 years. For the year ended December 31, 2005, CSI Wireless Inc. recorded $141,660 as stock-based compensation expense related to stock options granted to employees of the Division.
5.	Income taxes:

Income tax expense varies from the amount that would be computed by applying the combined Federal and State income tax rate of 42.84% to earnings before income tax as follows:

Expected income tax (recovery)	$(8,200)

Increase (decrease) resulting from:
Application of previously unrecognized future tax assets	(52,500)
Permanent differences	60,700

Income tax expense	$—

6.	Financial instruments:

The carrying values of accounts receivable, and accounts payable and accrued liabilities approximate their fair value due to the relatively short periods to maturity of these instruments. The carrying value of all capital lease obligations with variable interest rates are assumed to be at fair value and therefore are not revalued.

The nature of these instruments and the Fixed Wireless Division’s operations expose the Division to the following risks:
(a)	Credit risk:

Credit risk reflects the risk the Fixed Wireless Division may be unable to recover accounts receivable. The Division employs established credit approval and monitoring practices to mitigate this risk.

6.	Financial instruments (continued)
(b)	Interest risk:

The Fixed Wireless Division is exposed to interest rate risk to the extent that it may utilize capital leases or other forms of debt which calculate interest as a function of current lending rates. Interest rates on the outstanding capital leases approximate current rates.
7.	Commitments:

The Fixed Wireless Division is committed to annual minimum operating lease payments, excluding tenant-operating costs, of:

2006	$105,644
2007	2,460
2008	2,460
2009	2,460
2010	210

8.	Related party transactions:

The only related party transactions entered into by the Fixed Wireless Division are with the Parent Company as described in note 1. Divisional equity represents the net amount owing to the parent company.

9.	Contingencies:

Guarantee:
The Fixed Wireless Division has entered into a guarantee agreement (“Guarantee”) with a company that supplies components to a contract manufacturing company (“CM”) engaged to manufacture products for the Division. Under this agreement, the Division guarantees, to a maximum of US$4 million, amounts owing by the CM to the components supplier. The Division would be required to settle the obligations of the CM to the components supplier in the event that the CM does not make payment for amounts owing to the components supplier and following reasonable best efforts by the components supplier to collect or enforce payment from CM pursuant to the terms of the relevant purchase orders. In connection with this Guarantee, the Division has entered into an indemnification agreement with the CM whereby the CM has indemnified the Division for any losses or costs that are incurred under the Guarantee. The Guarantee will remain in force with respect to all component supplies until the Division notifies the components supplier that no further purchases of the component are to be made by the CM, after which time the Guarantee will not apply to any further purchases.

10.	Subsequent event:

On April 24, 2006, the CSI Wireless announced it had signed a definitive agreement to sell its Fixed Wireless Telephone business to Telular Corporation (“Telular”). Proceeds include cash of US $3,044,000, accounts receivable of approximately US $517,000, 1,931,745 shares of Telular’s common stock with a value of US $5,600,000 and the potential to earn an additional 1,159,047 shares of Telular.

11.	Significant Customer:

The Division had sales to one customer representing approximately 89% of revenues during the year ended December 31, 2005.

12.	Reconciliation to United States Generally Accepted Accounting Principles (“US GAAP”):

The financial statements of the Division have been prepared in accordance with Canadian Generally Accepted Accounting Principles (“Canadian GAAP”). The material differences between the accounting policies used by the Division under Canadian GAAP and US GAAP are disclosed below.

Guarantees

Under US GAAP, the fair value of the guarantee disclosed in Note 9 is required to be estimated and recorded as a liability in the financial statements at the time of its inception. Subsequently, the fair value of the guarantee is reviewed and adjusted as necessary based on the circumstances. The guarantee was originally issued in 2004.

The impact on the financial statements is as follows:

	Change	Amount
Balance Sheet:
Accounts payable and accrued liabilities	$90,000	$8,550,325
Divisional equity	$(90,000)	$2,768,473

Statement of Operations: No impact

Statement of Cash Flows: No impact